Exhibit 99.1

Hanmi Financial Corp. Earned $55.8 Million with a Net Tax Benefit of $47.2 Million as a Result of Deferred Tax Asset Valuation Allowance Reversal in 2Q 12

LOS ANGELES--(BUSINESS WIRE)--July 19, 2012--Hanmi Financial Corporation (NASDAQ: HAFC), the holding company for Hanmi Bank (the “Bank”), today reported second quarter net income of $55.8 million, or $1.77 per diluted share. Net income included pretax net income of $8.6 million, a 16% increase from $7.4 million in the first quarter of 2012, and a net tax benefit of $47.2 million resulting from a deferred tax asset (“DTA”) valuation allowance reversal. With multiple consecutive quarters of profitability and continued credit improvement, Hanmi was able to substantially reverse the valuation allowance recorded against its DTA, generating an income tax benefit of $53.1 million in the second quarter, offset by a current tax provision of $5.9 million. The reversal resulted in an increase in tangible book value to $11.02 per share at June 30, 2012, an increase of $1.74 per share, or 18.8%, compared to March 31, 2012. It is expected that an additional DTA valuation allowance reversal will occur in the next two quarters approximating an additional $10.1 million, for a total recognized DTA of approximately $63.2 million by year end. Year-to-date, net income in 2012 totaled $63.1 million, or $2.00 per diluted share. All per share results are adjusted to reflect the 1-for-8 reverse stock split, which became effective on December 19, 2011.

“Hanmi’s return to profitability in the past seven quarters is a direct result of the successful execution of our strategic turnaround plan and led to the reversal of the valuation allowance against our DTA. Our confidence in the sustainability of our future profitability is reflected in the decision,” said Jay S. Yoo, President and Chief Executive Officer. “More importantly, the ongoing improvement in asset quality, expanding net interest margin, improving operating efficiencies and contributions for our SBA loan originations and sales were the real highlights of the second quarter.”

Hanmi Financial 2012 Quarterly Financial Highlights
	At or for the Three Months Ended
	6/30/2012	3/31/2012	6/30/2011
	(In Thousands)
Net income	$55,775	$7,341	$8,001
Net income per diluted common share	$1.77	$0.23	$0.42

Total assets	$2,846,652	$2,771,471	$2,710,835
Total net loans	$1,878,367	$1,896,827	$1,959,564
Total deposits	$2,385,107	$2,363,726	$2,398,375

Net interest margin	3.84%	3.69%	3.65%
Efficiency ratio	61.07%	66.56%	72.67%

Tangible common equity per common share	$11.02	$9.28	$10.39

Non-performing assets	$46,214	$51,474	$145,836
Non-performing assets/Total assets	1.62%	1.86%	5.38%
Allowance for loan losses/Total gross loans	3.69%	4.10%	5.27%
Allowance for loan losses/Total non-performing loans	159.26%	161.41%	75.45%

Classified assets	$143,736	$230,706	$388,712
Classified assets to Bank Tier 1 Capital and ALLL	32.20%	54.00%	101.28%

Hanmi Financial
Total Risk-Based Capital	20.01%	18.74%	13.92%
Tier 1 Leverage Capital	14.69%	13.44%	9.09%
Tangible equity/Tangible assets	12.20%	10.55%	7.26%

Financial Highlights (at or for the period ended June 30, 2012)

  Hanmi posted its seventh consecutive quarter of profitability.
  The reversal of the DTA valuation allowance contributed $53.1 million, or approximately $1.69 per diluted share, to second quarter net income.
  Net interest margin (“NIM”) was 3.84% in the second quarter of 2012, up from 3.69% in the first quarter of 2012 and 3.65% in the second quarter of 2011, reflecting a 29 basis point improvement in cost of funds from the second quarter of 2011. Effective management of the deposit mix contributed to this improvement in the second quarter of 2012. NIM in the first six months of 2012 improved to 3.77% from 3.66% in the first six months of 2011.
  Hanmi originated $54.0 million of SBA 504 and 7(a) loans and $113.3 million of other commercial loans for the second quarter of 2012. Year to date, SBA loan originations totaled $90.2 million and other commercial loan originations totaled $180.2 million. In addition, $67.4 million of one year adjustable rate single family residential mortgage loans were purchased in the first quarter of 2012.
  Asset quality improved substantially, during the second quarter of 2012, with fewer non-performing assets (“NPAs”), lower levels of delinquent loans, and lower net charge-offs.
    The ratio of classified assets to the allowance for loan losses (“ALLL”) plus the Bank’s tier 1 capital dropped to 32.20% at June 30, 2012 from 54.00% at March 31, 2012 and 101.28% at June 30, 2011. Classified assets at June 30, 2012 were $143.7 million compared to $230.7 million and $388.7 million at March 31, 2012 and June 30, 2011, respectively.
    NPAs declined to $46.2 million, or 1.62% of total assets, at June 30, 2012, from $51.5 million, or 1.86% of total assets, at March 31, 2012, and were down significantly from $145.8 million, or 5.38% of total assets, at June 30, 2011. During the second quarter, $44.3 million in note sales contributed to the reduction in NPAs, but generated a loss on sale of $5.3 million. Year-to-date, note sales totaled $73.0 million and generated a loss on sale of $7.7 million.
    Delinquent loans, which are 30 to 89 days past due and still accruing, totaled $4.7 million, or 0.24% of gross loans at June 30, 2012, down from $10.5 million, or 0.53% of gross loans at March 31, 2012, and down significantly from $15.6 million, or 0.76% of gross loans, at June 30, 2011.
    Total net charge-offs during the second quarter of 2012 were $13.4 million, up slightly from $11.3 million in the first quarter of 2012, and down from $16.5 million in the second quarter of 2011.
    Classified loan inflows totaled $7.5 million for the second quarter of 2012, down significantly from $31.6 million during the first quarter of 2012. Outflows of classified loans totaled $94.3 million during the second quarter of 2012, as compared to $84.5 million in the first quarter of 2012.
  Operating efficiency improved to 61.07% during the second quarter of 2012 from 66.56% in the first quarter of 2012 and from 72.67% during the second quarter of 2011.
  The Bank’s tangible common equity to tangible assets ratio at June 30, 2012 was 14.34%, up from 12.71% at March 31, 2012.
  At the holding company level, the tangible common equity ratio was 12.20% and the tangible book value was $11.02 per share at June 30, 2012.

Capital Management

“The reversal of the DTA valuation allowance had a substantial impact on our tangible common equity ratios and boosted book value per share by $1.69,” said Lonny Robinson, Executive Vice President and Chief Financial Officer. “The improvement in our ratio of classified assets to the ALLL plus the Bank’s tier 1 capital to 32.20% is a critical accomplishment and below the 40% regulatory target for this ratio. We believe we have made substantial progress to improve the financial position of the Bank on the three most important regulatory requirements: strong capital levels, quality core earnings, and improving credit metrics. We are hopeful our regulators will agree with this assessment. All of our capital levels remain well above those required by regulatory standards.” The following table shows the Company’s and Bank’s capital ratios:

Hanmi Financial	June 30,	March 31,	June 30,
	2012	2012	2011
Total risk-based	20.01%	18.74%	13.92%
Tier 1 risk-based	18.74%	17.46%	11.92%
Tier 1 leverage	14.69%	13.44%	9.09%
Tangible common equity	12.20%	10.55%	7.26%

Hanmi Bank	June 30,	March 31,	June 30,
	2012	2012	2011
Total risk-based	19.06%	17.74%	14.02%
Tier 1 risk-based	17.79%	16.45%	12.72%
Tier 1 leverage	13.95%	12.67%	9.70%
Tangible common equity	14.34%	12.71%	10.33%

Results of Operations

Net interest income, before the provision for credit losses, totaled $25.2 million for the second quarter of 2012, up 2.6% from $24.5 million in the first quarter of 2012 and down 1.2% from $25.5 million in the second quarter of 2011. Interest and dividend income was down 1.1% from the first quarter of 2012 and down 8.1% from the second quarter of 2011, while interest expense fell 16.8% and 32.9% compared to the first quarter of 2012 and the second quarter of 2011, respectively. In the first six months of 2012, net interest income, before the provision for credit losses, totaled $49.7 million, down 3.6% from $51.6 million in the first six months of 2011.

Average yield on loans was 5.47% for the second quarter and 5.52% for the first six months in 2012. The yield on the investment securities portfolio, which accounted for 15.8% of average earning assets, improved during the second quarter of 2012 to 2.25% from 2.12% for the first quarter of 2012, but down from 2.54% during the second quarter of 2011.

“We booked a $1.4 million gain on the sale of $69.2 million in security investments in the second quarter to recognize some of the premium values on these assets. While loan demand is starting to improve, we will continue to hold and manage a sizeable securities position for the foreseeable future,” said Robinson, “Our goal is to deploy this excess liquidity in high quality loan originations when they are available in the market place.”

With the mix of deposits continuing to improve, the cost of interest-bearing liabilities continues to decline. The cost of interest-bearing liabilities was down 18 basis points to 1.12% in the second quarter of 2012, when compared to the first quarter of 2012, and down 29 basis points from the second quarter of 2011. For the first six months of 2012, the cost of interest bearing liabilities declined 24 basis points to 1.21%.

Hanmi’s net interest margin improved 15 basis points to 3.84% in the second quarter of 2012, compared to the first quarter of 2012, and grew 19 basis points from the second quarter of 2011. Lower cost of deposits at 0.69% in the second quarter of 2012, compared to 0.85% for the first quarter of 2012 contributed to this improvement.

The provision for credit losses was $4.0 million in the second quarter compared to $2.0 million in the first quarter of 2012 and none a year ago. Note sales of $44.3 million contributed to total charge offs of $8.4 million and an additional loss on sale of these loans of $5.3 million in the second quarter of 2012. The total net charge offs for the second quarter of 2012 was $13.4 million, as compared with $11.3 million net charge offs in the first quarter of 2012 and $16.5 million net charge offs in the second quarter of 2011. The allowance for loan losses remains healthy at $71.9 million, or 3.69% of total loans.

Net interest income, after the provision for credit losses, totaled $21.2 million in the second quarter of 2012, compared to $22.5 million in the first quarter of 2012 and $25.5 million in the second quarter of 2011. In the first six months of 2012, net interest income after the provision for credit losses, totaled $43.7 million compared to $51.6 million in the first six months of 2011.

Non-interest income in the second quarter of 2012 was $7.2 million, compared to $3.6 million in the first quarter of 2012 and $6.0 million in the second quarter of 2011. In the first six months of 2012, non-interest income totaled $10.8 million compared to $11.5 million in the first six months of 2011.

“We generated $5.5 million gain on sales of SBA loans, $5.3 million net loss on sales of other loans, and $1.4 million net gain on sales of investment securities in the second quarter of 2012, as opposed to net losses on note sales of $2.4 million in the first quarter of 2012,” said Robinson.

Non-interest expense in the second quarter of 2012 was $19.8 million, compared to $18.7 million in the first quarter of 2012 and $22.9 million in the second quarter of 2011. Salaries and employee benefits increased by $339,000, mainly due to a $202,000 severance payment made in connection with a workforce reduction and a $200,000 additional bonus provision, partially offset by an increase in loan origination cost capitalization. Professional fees increased by $340,000, mainly due to the legal expense increase from an elevated level of problem note sales during the quarter. Advertising and promotion expenses increased by $408,000, mainly due to the 30th anniversary celebration campaign and the business development efforts for loan production. Other operating expenses decreased by $229,000, mainly due to the $202,000 decrease from the fair value of stock warrant adjustment. For the first six months of 2012, non-interest expense totaled $38.5 million, down from $43.9 million in the first six months of 2011. In the year ago quarter and first half, operating costs were boosted by a $2.2 million expense for unconsummated capital offerings.

Hanmi recorded an income tax benefit of $47.2 million for the second quarter of 2012, largely due to the income tax benefit that resulted from the reversal of the $53.1 million valuation allowance on its DTA. The valuation allowance was established in 2009 resulting from the then-current future earnings prospects and the Bank’s potential inability to realize its DTA in the future. With seven consecutive quarters of profitability, significantly improved asset quality, strengthening capital and improving economic conditions, management has concluded that those assets are more likely than not to be recovered and thus maintaining a valuation allowance for DTA was no longer necessary. In addition to the reversal of the valuation allowance, the Bank recorded a provision for income taxes for the second quarter of 2012 in the amount of $5.9 million. The Bank expects to release an additional DTA valuation allowance reserve of $10.1 million in the third and fourth quarter of 2012. The total DTA benefit recognized will approximate $63.2 million for the year.

Balance Sheet

Total assets were $2.85 billion at June 30, 2012, an increase of 2.7% from $2.77 billion at March 31, 2012, and 5.0% from $2.71 billion at June 30, 2011.

Gross loans, excluding loans held for sale, totaled $1.95 billion at June 30, 2012, down from $1.98 billion at March 31, 2012, and $2.07 billion at June 30, 2011. Loans held for sale declined substantially to $5.1 million from $56.0 million at March 31, 2012 and $44.1 million at June 30, 2011. Average gross loans, net of deferred loan fees, were $2.00 billion for the second quarter of 2012, compared to $1.99 billion in the first quarter of 2012 and $2.14 billion for the second quarter of 2011.

Liquidity remained high with the total average investment portfolio at $417.2 million during the second quarter of 2012, down from $426.4 million during the first quarter of 2012 and from $497.1 million during the second quarter of 2011. Cash and cash equivalents increased to $304.4 million at June 30, 2012, up from $160.2 million at March 31, 2012 and $198.9 million at June 30, 2011.

Average deposits for the second quarter of 2012 were down slightly at $2.31 billion compared to $2.43 billion for the second quarter of 2011. The overall mix of funding continued to improve with time deposits, particularly high-cost promotional accounts, declining and transaction account balances increasing. Core deposits, which are total deposits less time deposits equal to or greater than $100,000, accounted for 71.3% of total deposits, at June 30, 2012, up from 59.8% at June 30, 2011. Demand deposit accounts increased 17.8% to $679.1 million at June 30, 2012 compared to $600.8 million at June 30, 2011. Demand deposit accounts accounted for 28.5% of total deposits at June 30, 2012, up from 25.2% at June 30, 2011. Time deposits equal to or greater than $100,000 were down $194.8 million in the past twelve months, and there were no brokered deposits at June 30, 2012. Total deposits were $2.39 billion at June 30, 2012 compared to $2.40 billion at June 30, 2011.

At June 30, 2012, total stockholders’ equity was $348.5 million, or $11.07 per share. Hanmi had 31.5 million shares outstanding at June 30, 2012, compared to 18.9 million shares outstanding at June 30, 2011, adjusting for stock splits. Tangible common stockholders’ equity was $347.0 million at June 30, 2012, or 12.20% of tangible assets, compared to $196.5 million, or 7.26% of tangible assets at June 30, 2011. Tangible book value per share was $11.02 at June 30, 2012, compared to $9.28 at March 31, 2012, an increase of 18.8%, reflecting the reversal of the DTA valuation allowance in the second quarter of 2012.

Asset Quality

Non-performing loans (“NPL”), excluding loans held for sale, declined to $45.1 million at June 30, 2012, down 10.1% from $50.2 million at March 31, 2012, and down 68.8% from $144.5 million at June 30, 2011. NPLs that were restructured (“TDRs”) and are current on payments, totaled $15.1 million, or 33.4% of NPLs, at June 30, 2012, compared to $14.5 million, or 28.8% of the NPLs, at March 31, 2012, and $52.7 million, or 36.5% of the NPLs at June 30, 2011. In addition, $3.5 million of NPLs were recorded at the lower of cost or fair value as they were classified as held for sale, at June 30, 2012. Out of the NPLs, $9.4 million are guaranteed by the SBA and the State of California. The following table shows NPLs, excluding loans held for sale, by loan category:

	6/30/2012	% of Total NPL	3/31/2012	% of Total NPL	6/30/2011	% of Total NPL
	(In Thousands)
Real Estate Loans:
Commercial Property
Retail	$1,203	2.7%	$1,327	2.6%	$14,335	9.9%
Land	2,112	4.7%	2,187	4.4%	25,184	17.5%
Other	936	2.1%	1,454	2.9%	3,772	2.6%
Construction	7,930	17.5%	8,157	16.2%	12,298	8.5%
Residential Property	1,298	2.9%	1,524	3.0%	1,460	1.0%
Commercial & Industrial Loans:
Commercial Term Loans
Unsecured	6,953	15.4%	6,942	13.8%	10,758	7.4%
Secured by Real Estate	5,826	12.9%	9,837	19.6%	46,454	32.1%
Commercial Line of Credit	1,585	3.5%	1,610	3.2%	2,905	2.0%
SBA	15,720	34.8%	16,648	33.2%	23,263	16.2%
International	-	0.0%	-	0.0%	3,243	2.2%
Consumer Loans	1,580	3.5%	528	1.1%	824	0.6%
Total Non-Performing Loans	$45,143	100.0%	$50,214	100.0%	$144,496	100.0%

“In the second quarter we sold $44.3 million in notes, bringing the total note sales up to $73.0 million for the year,” said J.H. Son, Executive Vice President and Chief Credit Officer. “Our strategy of selling loans before they move into foreclosure continues to serve us well and has allowed us to more efficiently reduce non-performing assets over the past few years. Of the $44.3 million of problem loans sold in the quarter, $16.5 million were non-accrual loans. Reflecting the continued improvement in asset quality, classified loans were $142.7 million, or 7.32% of total gross loans, at June 30, 2012, down from $387.4 million, or 18.73% of total gross loans, at June 30, 2011. We are very pleased with our team’s efforts and accomplishments in this area.”

Delinquent loans that are less than 90 days past due and still accruing interest decreased to $4.7 million at June 30, 2012, or 0.24% of gross loans, from $10.5 million, or 0.53% of gross loans, at March 31, 2012. At June 30, 2012, the allowance for loan losses was $71.9 million, or 3.69% of gross loans. At June 30, 2012, Hanmi’s allowance for loan losses was 159.3% of non-performing loans, compared to 161.4% at March 31, 2012. For the second quarter of 2012, net charge-offs were $13.4 million, compared to $11.3 million in the first quarter of 2012 and $16.5 million in the second quarter of 2011.

Conference Call Information

Management will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call on July 19 by dialing (480) 629-9645 at 1:30 p.m. Pacific Time, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com. Shortly after the call concludes, the replay will also be available at (303) 590-3030, using access code 4550848.

On July 25, 2012, Hanmi will host its Annual Shareholders Meeting at 10:30 a.m. at the Sheraton Universal Hotel in Universal City. Shareholders, customers and employees are welcome to attend.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize stockholder value. Additional information is available at www.hanmi.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward –looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; ability to recapture DTA; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), including, in Item 1A of our Form 10K for the year ended December 31, 2011, our quarterly reports on Form 10Q, and in current and periodic reports that we will file with the SEC hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In Thousands, Except Share Data)

	June 30,	March 31,	Percentage	June 30,	Percentage
	2012	2012	Change	2011	Change
ASSETS
Cash and Due From Banks	$73,645	$68,093	8.15%	$67,166	9.65%
Interest-Bearing Deposits in Other Banks	197,760	92,149	114.61%	131,757	50.09%
Federal Funds Sold	33,000	-	NM	-	NM
Cash and Cash Equivalents	304,405	160,242	89.97%	198,923	53.03%

Restricted Cash	3,819	1,818	NM	-	NM
Term Federal Funds Sold	110,000	120,000	-8.33%	-	NM
Securities Available for Sale, at Fair Value	319,154	355,837	-10.31%	390,212	-18.21%
Securities Held to Maturity, at Amortized Cost	53,130	59,472	-10.66%	833	NM
Loans Held for Sale, at the Lower of Cost or Fair Value	5,138	55,993	-90.82%	44,105	-88.35%
Loans Receivable, Net of Allowance for Loan Losses	1,878,367	1,896,827	-0.97%	1,959,564	-4.14%
Accrued Interest Receivable	7,168	7,969	-10.05%	7,512	-4.58%
Premises and Equipment, Net	15,912	16,272	-2.21%	16,869	-5.67%
Other Real Estate Owned, Net	1,071	1,260	-15.00%	1,340	-20.07%
Customers' Liability on Acceptances	1,443	1,539	-6.24%	1,629	-11.42%
Servicing Assets	5,003	3,515	42.33%	2,545	96.58%
Other Intangible Assets, Net	1,417	1,462	-3.08%	1,825	-22.36%
Investment in Federal Home Loan Bank Stock, at Cost	20,687	21,761	-4.94%	25,076	-17.50%
Investment in Federal Reserve Bank Stock, at Cost	10,261	8,558	19.90%	7,489	37.01%
Income Tax Asset	61,435	11,501	434.17%	9,188	568.64%
Bank-Owned Life Insurance	28,581	28,344	0.84%	27,813	2.76%
Other Assets	19,661	19,101	2.93%	15,912	23.56%
TOTAL ASSETS	$2,846,652	$2,771,471	2.71%	$2,710,835	5.01%

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-Bearing	$679,085	$704,061	-3.55%	$600,812	13.03%
Interest-Bearing	1,706,022	1,659,665	2.79%	1,797,563	-5.09%
	2,385,107	2,363,726	0.90%	2,398,375	-0.55%

Accrued Interest Payable	14,882	15,602	-4.61%	14,226	4.61%
Bank's Liability on Acceptances	1,443	1,539	-6.24%	1,629	-11.42%
Federal Home Loan Bank Advances	3,122	3,213	-2.83%	3,479	-10.26%
Other Borrowings	-	-	NM	1,034	NM
Junior Subordinated Debentures	82,406	82,406	0.00%	82,406	0.00%
Accrued Expenses and Other Liabilities	11,236	11,267	-0.28%	11,321	-0.75%
TOTAL LIABILITIES	2,498,196	2,477,753	0.83%	2,512,470	-0.57%

STOCKHOLDERS' EQUITY:
Common Stock, $0.008 Par Value	257	257	0.00%	156	64.74%
Additional Paid-In Capital	549,797	549,811	0.00%	472,717	16.31%
Unearned Compensation	(116)	(141)	-17.73%	(219)	-47.03%
Accumulated Other Comprehensive Income	3,154	4,201	-24.92%	3,325	-5.14%
Accumulated Deficit	(134,778)	(190,552)	-29.27%	(207,602)	-35.08%
Less Treasury Stock	(69,858)	(69,858)	0.00%	(70,012)	-0.22%
TOTAL STOCKHOLDERS' EQUITY	348,456	293,718	18.64%	198,365	75.66%
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,846,652	$2,771,471	2.71%	$2,710,835	5.01%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2012	2012	Change	2011	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$27,241	$27,542	-1.09%	$29,249	-6.87%
Taxable Interest on Investment Securities	2,190	2,098	4.39%	3,094	-29.22%
Tax-Exempt Interest on Investment Securities	99	102	-2.94%	37	167.57%
Interest on Term Federal Funds Sold	168	325	NM	18	833.33%
Dividends on Federal Reserve Bank Stock	148	128	15.63%	112	32.14%
Interest on Federal Funds Sold and Securities Purchased Under Resale Agreements	31	2	NM	9	244.44%
Interest on Interest-Bearing Deposits in Other Banks	59	68	-13.24%	79	-25.32%
Dividends on Federal Home Loan Bank Stock	29	29	0.00%	20	45.00%
Total Interest and Dividend Income	29,965	30,294	-1.09%	32,618	-8.13%
INTEREST EXPENSE:
Interest on Deposits	3,953	4,919	-19.64%	6,192	-36.16%
Interest on Federal Home Loan Bank Advances	43	43	0.00%	239	-82.01%
Interest on Junior Subordinated Debentures	797	799	-0.25%	711	12.10%
Interest on Other Borrowings	-	-	NM	1	NM
Total Interest Expense	4,793	5,761	-16.80%	7,143	-32.90%
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	25,172	24,533	2.60%	25,475	-1.19%
Provision for Credit Losses	4,000	2,000	NM	-	NM
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	21,172	22,533	-6.04%	25,475	-16.89%
NON-INTEREST INCOME:
Service Charges on Deposit Accounts	2,936	3,168	-7.32%	3,278	-10.43%
Insurance Commissions	1,294	1,236	4.69%	1,203	7.56%
Trade Finance and Other Service Charges and Fees	1,159	1,110	4.41%	1,195	-3.01%
Bank-Owned Life Insurance Income	238	399	-40.35%	233	2.15%
Net Gain on Sales of SBA Loans	5,473	-	NM	-	NM
Net Loss on Sales of Other Loans	(5,326)	(2,393)	122.57%	(77)	NM
Net Gain (Loss) on Sales of Investment Securities	1,381	1	NM	(70)	NM
Impairment Loss on Investment Securities:	(116)	-	NM	-	NM
Other Operating Income	150	112	33.93%	255	-41.18%
Total Non-Interest Income	7,189	3,633	97.88%	6,017	19.48%
NON-INTEREST EXPENSE:
Salaries and Employee Benefits	9,449	9,110	3.72%	8,762	7.84%
Occupancy and Equipment	2,621	2,595	1.00%	2,650	-1.09%
Deposit Insurance Premiums and Regulatory Assessments	1,498	1,401	6.92%	1,377	8.79%
Data Processing	1,298	1,253	3.59%	1,487	-12.71%
Other Real Estate Owned Expense	69	(44)	NM	806	NM
Professional Fees	1,089	749	45.39%	1,138	-4.31%
Directors and Officers Liability Insurance	295	297	-0.67%	733	-59.75%
Supplies and Communications	576	558	3.23%	496	16.13%
Advertising and Promotion	1,009	601	67.89%	908	11.12%
Loan-Related Expense	88	200	-56.00%	184	-52.17%
Amortization of Other Intangible Assets	45	71	-36.62%	190	-76.32%
Expense related to Unconsummated Capital Offerings	-	-	NM	2,220	NM
Other Operating Expenses	1,726	1,955	-11.71%	1,935	-10.80%
Total Non-Interest Expense	19,763	18,746	5.43%	22,886	-13.65%
INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES	8,598	7,420	15.88%	8,606	-0.09%
(Benefit) Provision for Income Taxes	(47,177)	79	NM	605	NM
NET INCOME	$55,775	$7,341	659.77%	$8,001	597.10%

EARNINGS PER SHARE:
Basic	$1.77	$0.23		$0.42
Diluted	$1.77	$0.23		$0.42
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	31,475,610	31,470,520		18,888,080
Diluted	31,499,803	31,489,569		18,907,299
COMMON SHARES OUTSTANDING	31,489,201	31,489,201		18,907,299

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In Thousands, Except Per Share Data)
	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2012	2012	Change	2011	Change
NET INCOME	$55,775	$7,341	NM	$8,001	NM

OTHER COMPREHENSIVE INCOME, NET OF TAX
Unrealized gains on securities
Unrealized holding gains arising during period	214	674	NM	6,172	NM
Less: Reclassification adjustment for gains included in net income	(1,265)	-	NM	70	NM
Unrealized gains on interest rate swap	7	1	NM	1	NM
Unrealized (loss) gains on interest-only strip of servicing assets	(3)	2	NM	1	NM
Other Comprehensive (Loss) Income	(1,047)	677	NM	6,244	NM
Comprehensive Income	54,728	8,018	NM	14,245	NM
Less: Comprehensive income attributable to the noncontrolling interest	-	-	NM	-	NM
COMPREHENSIVE INCOME ATTRIBUTABLE TO STOCKHOLDERS	$54,728	$8,018	NM	$14,245	NM

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In Thousands, Except Per Share Data)

	Six Months Ended
	June 30,	June 30,	Percentage
	2012	2011	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$54,783	$60,154	-8.93%
Taxable Interest on Investment Securities	4,288	5,767	-25.65%
Tax-Exempt Interest on Investment Securities	201	77	161.04%
Interest on Term Federal Funds Sold	493	45	995.56%
Dividends on Federal Reserve Bank Stock	276	224	23.21%
Interest on Federal Funds Sold and Securities Purchased Under Resale Agreements	33	17	94.12%
Interest on Interest-Bearing Deposits in Other Banks	127	168	-24.40%
Dividends on Federal Home Loan Bank Stock	58	41	41.46%
Total Interest and Dividend Income	60,259	66,493	-9.38%
INTEREST EXPENSE:
Interest on Deposits	8,872	12,927	-31.37%
Interest on Federal Home Loan Bank Advances	86	572	-84.97%
Interest on Junior Subordinated Debentures	1,596	1,409	13.27%
Interest on Other Borrowings	-	1	NM
Total Interest Expense	10,554	14,909	-29.21%
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	49,705	51,584	-3.64%
Provision for Credit Losses	6,000	-	NM
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	43,705	51,584	-15.27%
NON-INTEREST INCOME:
Service Charges on Deposit Accounts	6,104	6,419	-4.91%
Insurance Commissions	2,530	2,463	2.72%
Trade Finance and Other Service Charges and Fees	2,269	2,287	-0.79%
Bank-Owned Life Insurance Income	637	463	37.58%
Net Gain on Sales of SBA Loans	5,473	-	NM
Net Loss on Sales of Other Loans	(7,719)	(415)	NM
Net Gain (Loss) on Sales of Investment Securities	1,382	(70)	NM
Impairment Loss on Investment Securities:	(116)	-	NM
Other Operating Income	262	378	-30.69%
Total Non-Interest Income	10,822	11,525	-6.10%
NON-INTEREST EXPENSE:
Salaries and Employee Benefits	18,559	17,886	3.76%
Occupancy and Equipment	5,216	5,215	0.02%
Deposit Insurance Premiums and Regulatory Assessments	2,899	3,447	-15.90%
Data Processing	2,551	2,886	-11.61%
Other Real Estate Owned Expense	25	1,635	NM
Professional Fees	1,838	1,927	-4.62%
Directors and Officers Liability Insurance	592	1,467	-59.65%
Supplies and Communications	1,134	1,074	5.59%
Advertising and Promotion	1,610	1,474	9.23%
Loan-Related Expense	288	409	-29.58%
Amortization of Other Intangible Assets	116	408	-71.57%
Expense related to Unconsummated Capital Offerings	-	2,220	NM
Other Operating Expenses	3,681	3,899	-5.59%
Total Non-Interest Expense	38,509	43,947	-12.37%
INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES	16,018	19,162	-16.41%
(Benefit) Provision for Income Taxes	(47,098)	724	NM
NET INCOME	$63,116	$18,438	242.31%

EARNINGS PER SHARE:
Basic	$2.01	$0.98
Diluted	$2.00	$0.98
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	31,473,065	18,885,368
Diluted	31,489,943	18,907,169
COMMON SHARES OUTSTANDING	31,489,201	18,907,299

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In Thousands, Except Per Share Data)

	Six Months Ended
	June 30,	June 30,	Percentage
	2012	2011	Change
NET INCOME	$63,116	$18,438	NM

OTHER COMPREHENSIVE INCOME, NET OF TAX
Unrealized gains on securities
Unrealized holding gains arising during period	888	6,216	NM
Less: Reclassification adjustment for gains included in net income	(1,265)	70	NM
Unrealized gains on interest rate swap	8	2	NM
Unrealized (loss) gains on interest-only strip of servicing assets	(1)	1	NM
Other Comprehensive (Loss) Income	(370)	6,289	NM
Comprehensive Income	62,746	24,727	NM
Less: Comprehensive income attributable to the noncontrolling interest	-	-	NM
COMPREHENSIVE INCOME ATTRIBUTABLE TO STOCKHOLDERS	$62,746	$24,727	NM

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
AVERAGE BALANCES:	(In Thousands)
Average Gross Loans, Net of Deferred Loan Fees (1)(2)	$2,003,475	$1,985,071	$2,136,976
Average Investment Securities	$417,202	$426,384	$497,052
Average Interest-Earning Assets	$2,642,428	$2,676,643	$2,804,709
Average Total Assets	$2,723,432	$2,742,006	$2,836,967
Average Deposits	$2,308,193	$2,337,302	$2,427,934
Average Borrowings	$86,509	$85,665	$190,447
Average Interest-Bearing Liabilities	$1,720,781	$1,777,208	$2,025,392
Average Stockholders’ Equity	$300,599	$289,132	$189,528
Average Tangible Equity	$299,154	$287,631	$187,595

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	8.24%	1.08%	1.13%
Return on Average Stockholders’ Equity	74.63%	10.21%	16.93%
Return on Average Tangible Equity	74.99%	10.27%	17.11%
Efficiency Ratio	61.07%	66.56%	72.67%
Net Interest Spread (3)	3.45%	3.26%	3.26%
Net Interest Margin (3)	3.84%	3.69%	3.65%
Non Interest Expense to Average Total Assets	2.90%	2.73%	3.23%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$81,052	$89,936	$125,780
Provision Charged to Operating Expense	4,233	2,400	(250)
Charge-Offs, Net of Recoveries	(13,392)	(11,284)	(16,501)
Balance at End of Period	$71,893	$81,052	$109,029

ASSET QUALITY RATIOS:
Net Loan Charge-Offs to Average Gross Loans (4)	2.67%	2.27%	3.10%
Allowance for Loan Losses to Total Gross Loans	3.69%	4.10%	5.27%
Allowance for Loan Losses to Total Non-Performing Loans	159.26%	161.41%	75.45%
Non-Performing Assets to Total Assets	1.62%	1.86%	5.38%
Non-Performing Loans to Gross Loans	2.31%	2.54%	6.99%
Total Non-Performing Assets to Allowance for Loan Losses	64.28%	63.51%	133.76%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$2,581	$2,981	$2,141
Provision Charged to Operating Expense	(233)	(400)	250
Balance at End of Period	$2,348	$2,581	$2,391

(1) Loans Held for Sale are included in average gross loans.
(2) Commercial and industrial loans include owner-occupied commercial real estate loans.
(3) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.
(4) Ratios calculated on an annualized basis.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (Unaudited) (Continued)

	June 30,	March 31,	June 30,
	2012	2012	2011
NON-PERFORMING ASSETS:	(In Thousands)
Non-Accrual Loans	$45,143	$50,214	$144,496
Loans 90 Days or More Past Due and Still Accruing	-	-	-
Total Non-Performing Loans	45,143	50,214	144,496
Other Real Estate Owned, Net	1,071	1,260	1,340
Total Non-Performing Assets	$46,214	$51,474	$145,836
Non-Performing Loans in Loans Held for Sale	$3,489	$15,472	$22,606
Non-Performing Assets (including Loans Held for Sale)	$49,703	$66,946	$168,442

DELINQUENT LOANS, 30 to 89 days past due and still accruing	$4,707	$10,497	$15,644

Delinquent Loans/Total Gross Loans	0.24%	0.53%	0.76%

LOAN PORTFOLIO:
Real Estate Loans	$732,059	$717,491	$729,526
Residential Loans	107,757	116,566	58,059
Commercial and Industrial Loans	1,070,469	1,102,769	1,234,519
Consumer Loans	39,339	40,152	46,500
Total Gross Loans	1,949,624	1,976,978	2,068,604
Deferred Loan Fees	636	901	(11)
Gross Loans, Net of Deferred Loan Fees	1,950,260	1,977,879	2,068,593
Allowance for Loan Losses	(71,893)	(81,052)	(109,029)
Loans Receivable, Net	1,878,367	1,896,827	1,959,564
Loans Held for Sale, at Lower of Cost or Fair value	5,138	55,993	44,105
Total Loans Receivable, Net	$1,883,505	$1,952,820	$2,003,669

LOAN MIX:
Real Estate Loans	37.5%	36.3%	35.3%
Residential Loans	5.5%	5.9%	2.8%
Commercial and Industrial Loans	54.9%	55.8%	59.7%
Consumer Loans	2.1%	2.0%	2.2%
Total Gross Loans	100.0%	100.0%	100.0%

DEPOSIT PORTFOLIO:
Demand - Noninterest-Bearing	$679,085	$704,061	$600,812
Savings	113,707	108,698	110,935
Money Market Checking and NOW Accounts	557,711	516,628	484,132
Time Deposits of $100,000 or More	684,053	687,573	878,871
Other Time Deposits	350,551	346,766	323,625
Total Deposits	$2,385,107	$2,363,726	$2,398,375

DEPOSIT MIX:
Demand - Noninterest-Bearing	28.5%	29.8%	25.1%
Savings	4.8%	4.6%	4.6%
Money Market Checking and NOW Accounts	23.4%	21.9%	20.2%
Time Deposits of $100,000 or More	28.7%	29.1%	36.6%
Other Time Deposits	14.6%	14.6%	13.5%
Total Deposits	100.0%	100.0%	100.0%

CAPITAL RATIOS:
Hanmi Financial
Total Risk-Based	20.01%	18.74%	13.92%
Tier 1 Risk-Based	18.74%	17.46%	11.92%
Tier 1 Leverage	14.69%	13.44%	9.09%
Tangible equity ratio	12.20%	10.55%	7.26%
Hanmi Bank
Total Risk-Based	19.06%	17.74%	14.02%
Tier 1 Risk-Based	17.79%	16.45%	12.72%
Tier 1 Leverage	13.95%	12.67%	9.70%
Tangible equity ratio	14.34%	12.71%	10.33%

	Three Months Ended
HANMI FINANCIAL CORPORATION	June 30, 2012			March 31, 2012			June 30, 2011
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (Unaudited)		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Rate/	Average	Income/	Rate/	Average	Income/	Rate/
	Balance	Expense	Yield	Balance	Expense	Yield	Balance	Expense	Yield
	(In Thousands)
ASSETS
Interest-Earning Assets:
Gross Loans, Net of Deferred Loan Fees	2,003,475	27,241	5.47%	1,985,071	27,542	5.58%	2,136,976	29,248	5.49%
Municipal Securities	44,867	442	3.94%	44,888	446	3.97%	13,603	140	4.12%
Municipal Securities - Tax Exempt	13,011	152	4.68%	13,283	157	4.73%	4,125	57	5.53%
Obligations of Other U.S. Government Agencies	77,390	380	1.96%	73,446	325	1.77%	152,438	629	1.65%
Other Debt Securities	281,934	1,368	1.94%	294,767	1,327	1.80%	326,886	2,326	2.85%
Equity Securities	31,107	176	2.26%	31,255	157	2.01%	34,078	133	1.56%
Federal Funds Sold and Securities Purchased under Agreements to Resell	29,844	31	0.42%	1,852	2	0.43%	7,067	9	0.51%
Term Federal Funds Sold	70,384	168	0.95%	126,484	325	1.03%	13,681	18	0.53%
Interest-Bearing Deposits in Other Banks	90,416	59	0.26%	105,597	68	0.26%	115,855	79	0.27%

Total Interest-Earning Assets	2,642,428	30,017	4.57%	2,676,643	30,349	4.56%	2,804,709	32,639	4.67%

Noninterest-Earning Assets:
Cash and Cash Equivalents	71,162			69,152			68,371
Allowance for Loan Losses	(79,089)			(88,024)			(125,152)
Other Assets	88,931			84,235			89,039

Total Noninterest-Earning Assets	81,004			65,363			32,258

TOTAL ASSETS	2,723,432			2,742,006			2,836,967

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings	111,685	586	2.11%	105,676	583	2.22%	111,723	734	2.64%
Money Market Checking and NOW Accounts	514,662	769	0.60%	465,664	676	0.58%	488,723	1,010	0.83%
Time Deposits of $100,000 or More	659,176	1,763	1.08%	782,562	2,748	1.41%	926,024	3,477	1.51%
Other Time Deposits	348,749	835	0.96%	337,641	912	1.09%	308,475	971	1.26%
FHLB Advances	4,103	43	4.22%	3,259	43	5.31%	106,710	239	0.90%
Other Borrowings	-	-	0.00%	-	-	0.00%	1,331	1	0.30%
Junior Subordinated Debentures	82,406	797	3.89%	82,406	799	3.90%	82,406	711	3.46%

Total Interest-Bearing Liabilities	1,720,781	4,793	1.12%	1,777,208	5,761	1.30%	2,025,392	7,143	1.41%

Noninterest-Bearing Liabilities:
Demand Deposits	673,921			645,759			592,989
Other Liabilities	28,131			29,907			29,058

Total Noninterest-Bearing Liabilities	702,052			675,666			622,047

Total Liabilities	2,422,833			2,452,874			2,647,439
Stockholders' Equity	300,599			289,132			189,528

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	2,723,432			2,742,006			2,836,967

NET INTEREST INCOME		25,224			24,588			25,496

COST OF DEPOSITS			0.69%			0.85%			1.02%
NET INTEREST SPREAD			3.45%			3.26%			3.26%
NET INTEREST MARGIN			3.84%			3.69%			3.65%

	Six Months Ended
HANMI FINANCIAL CORPORATION	June 30, 2012			June 30, 2011
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (Unaudited)		Interest	Average		Interest	Average
	Average	Income/	Rate/	Average	Income/	Rate/
	Balance	Expense	Yield	Balance	Expense	Yield
	(In Thousands)
ASSETS
Interest-Earning Assets:
Gross Loans, Net of Deferred Loan Fees	1,994,273	54,783	5.52%	2,185,274	60,153	5.55%
Municipal Securities	44,427	888	4.00%	15,556	318	4.09%
Municipal Securities - Tax Exempt	13,147	310	4.72%	4,294	119	5.54%
Obligations of Other U.S. Government Agencies	75,418	705	1.87%	149,392	1,252	1.68%
Other Debt Securities	287,743	2,696	1.87%	315,906	4,198	2.66%
Equity Securities	31,789	333	2.10%	34,813	265	1.52%
Federal Funds Sold and Securities Purchased under Agreements to Resell	15,847	33	0.37%	6,884	17	0.49%
Term Federal Funds Sold	98,434	493	0.94%	16,713	45	0.54%
Interest-Bearing Deposits in Other Banks	98,007	127	0.26%	119,481	168	0.28%

Total Interest-Earning Assets	2,659,085	60,368	4.57%	2,848,313	66,535	4.71%

Noninterest-Earning Assets:
Cash and Cash Equivalents	70,204			68,115
Allowance for Loan Losses	(83,557)			(135,411)
Other Assets	86,762			90,402

Total Noninterest-Earning Assets	73,409			23,106

TOTAL ASSETS	2,732,494			2,871,419

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings	108,681	1,159	2.14%	112,398	1,483	2.66%
Money Market Checking and NOW Accounts	490,163	1,454	0.60%	468,875	2,012	0.87%
Time Deposits of $100,000 or More	720,869	4,511	1.26%	988,336	7,536	1.54%
Other Time Deposits	343,195	1,747	1.02%	295,518	1,896	1.29%
FHLB Advances	3,681	86	4.64%	130,030	572	0.89%
Other Borrowings	-	1	0.00%	1,384	1	0.15%
Junior Subordinated Debentures	82,406	1,596	3.89%	82,406	1,409	3.45%

Total Interest-Bearing Liabilities	1,748,995	10,554	1.21%	2,078,947	14,909	1.45%

Noninterest-Bearing Liabilities:
Demand Deposits	659,825			578,172
Other Liabilities	29,573			30,394

Total Noninterest-Bearing Liabilities	689,398			608,566

Total Liabilities	2,438,393			2,687,513
Stockholders' Equity	294,101			183,906

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	2,732,494			2,871,419

NET INTEREST INCOME		49,814			51,626

COST OF DEPOSITS			0.77%			1.07%
NET INTEREST SPREAD			3.36%			3.26%
NET INTEREST MARGIN			3.77%			3.66%

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi Financial and Hanmi Bank’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi Financial and Hanmi Bank. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES (Unaudited)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO

	6/30/2012	3/31/2012	6/30/2011
	(In Thousands)
Total Assets	$2,846,652	$2,771,471	$2,710,835
Less Other Intangible Assets	(1,417)	(1,462)	(1,825)
Tangible Assets	$2,845,235	$2,770,009	$2,709,010

Total Stockholders' Equity	$348,456	$293,718	$198,365
Less Other Intangible Assets	(1,417)	(1,462)	(1,825)
Tangible Stockholders' Equity	$347,039	$292,256	$196,540

Total Stockholders' Equity to Total Assets Ratio	12.24%	10.60%	7.32%
Tangible Common Equity to Tangible Assets Ratio	12.20%	10.55%	7.26%

Common Shares Outstanding	31,489,201	31,489,201	18,907,299
Tangible Common Equity Per Common Share	$11.02	$9.28	$10.39

HANMI BANK
NON-GAAP FINANCIAL MEASURES (Unaudited)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO
	6/30/2012	3/31/2012	6/30/2011
	(In Thousands)
Total Assets	$2,841,441	$2,766,780	$2,705,997
Less Other Intangible Assets	—	(3)	(184)
Tangible Assets	$2,841,441	$2,766,777	$2,705,813

Total Stockholders' Equity	$407,407	$351,677	$279,712
Less Other Intangible Assets	—	(3)	(184)
Tangible Stockholders' Equity	$407,407	$351,674	$279,528

Total Stockholders' Equity to Total Assets Ratio	14.34%	12.71%	10.34%
Tangible Common Equity to Tangible Assets Ratio	14.34%	12.71%	10.33%

CONTACT:
Hanmi Financial Corporation
Lonny Robinson
Executive Vice President and Chief Financial Officer
213-368-3200